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                                                                Exhibit 23.1






              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-42803) pertaining to the Amended and Restated Stock Option Plan and the 1996 Stock Option Plan of UOL Publishing, Inc. of our report dated February 26, 1999, except for Note 10, as to which the date is March 22, 1999, with respect to the consolidated financial statments and schedule of UOL Publishing, Inc. included in the Annual Report on Form 10-K for the year ended December 31, 1998.


                                                        /s/ ERNST & YOUNG LLP


Vienna, Virginia
March 30, 1999